Exhibit 99.2

Rockwell Medical Issues Statement

WIXOM, Mich., May 24, 2018 - Rockwell Medical, Inc. (NASDAQ:RMTI) (“the Company”) today issued the following statement:

On May 22, 2018, the Rockwell Board of Directors (the “Board”) announced that the Company’s President and Chief Executive Officer, Robert Chioini, had been terminated from his positions, effective immediately. Also on May 22, 2018, the Board created a Special Transition Committee comprised of three independent directors, Benjamin Wolin, who is also Chairman of the Board, Lisa Colleran and John Cooper, to provide board-level oversight over the Company’s strategic direction and day-to-day operations while a search for a permanent CEO is ongoing.

The decision to terminate Mr. Chioini follows a thorough review of the business, including an evaluation of management, which was conducted by the newly augmented Board beginning in March 2018. The commencement of this review coincided with the Board appointments of Mr. Wolin and Ms. Colleran. As a result of this review, a majority of directors determined that Mr. Chioini lacked key attributes necessary to oversee the growth and long-term success of the Company and that a change in leadership would be appropriate.

Following the completion of this review, the Board convened an official Board meeting on May 22, 2018.  At this meeting, which was initially called by Mr. Chioini for the purpose of discussing the putative shareholder complaint discussed below, a majority of the Board (five of eight directors) voted to terminate the employment of Mr. Chioini as President and Chief Executive Officer, effective immediately. The decision to terminate Mr. Chioini was informed by the Board’s review of the Company’s operations and management team.

Pursuant to the terms of Mr. Chioini’s employment agreement, and as a result of the termination of his employment, Mr. Chioini is also deemed to have resigned all employment and related job duties and responsibilities with the Company, including without limitation any and all positions on any committees or boards of the Company.

Despite the duly authorized termination by the Board, Mr. Chioini refuses to accept the decision and has since taken action purportedly on the Company’s behalf without authorization to do so. For instance, Mr. Chioini and Thomas Klema, Vice President, Chief Financial Officer, Treasurer and Secretary, filed a Current Report on Form 8-K on May 23, 2018, making various assertions regarding the five independent directors who voted in favor of Mr. Chioini’s removal. While the assertions contained in Mr. Chioini’s 8-K filing are unrelated to the Board’s removal of Mr. Chioini, the Board acknowledges receipt of a putative shareholder demand letter that raises substantially similar allegations as those raised personally by Mr. Chioini on the same date.  Consistent with its fiduciary duties, the Board intends to review the allegations in the ordinary course of business.

Furthermore, due to the conduct of Mr. Klema in connection with and following the termination of Mr. Chioini, including causing the filing of the unauthorized 8-K, five independent directors of the Board have unanimously agreed on the need to remove Mr. Klema from his roles at the Company as well. As disclosed in a Form 8-K that the Company filed on May 23, 2018, Mr. Klema’s removal is expected to be formally voted upon at the earliest practicable date. The Company will announce his removal, once effective, on a Form 8-K filing.

As a result of Mr. Chioini’s behavior and actions following his termination, and in acting in the best interests of the Company and all its stakeholders, the Company has filed a verified complaint in the Oakland County Circuit Court in Michigan seeking declaratory relief and a temporary restraining order, enjoining Mr. Chioini from certain actions with respect to the Company, including holding himself out as Chief Executive Officer. The Company believes that it will prevail on the merits of this action as there is no substantive dispute regarding the ability of the Board to remove Mr. Chioini as an officer of the Company. A hearing on the Company’s motion seeking a temporary restraining order is scheduled for 9:00 a.m. (Eastern Time) on Friday, May 25, 2018.

In addition to legal action, the Company has taken, and continues to take, appropriate measures to ensure that Mr. Chioini does not have access to Company information or any forms of Company communication.

The Company notes that Nasdaq has requested additional information regarding the two Form 8-K filings filed on May 23, 2018. The Company is fully cooperating with Nasdaq on this matter and is working expeditiously to resolve all open questions with the aim of recommencement of trading as soon as possible.

About Rockwell Medical, Inc.

Rockwell Medical is a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products for the treatment of iron replacement, secondary hyperparathyroidism and hemodialysis.

Rockwell’s anemia drug Triferic is the only FDA approved product indicated for iron replacement and maintenance of hemoglobin in hemodialysis patients. Triferic delivers iron to patients during their regular dialysis treatment, using dialysate as the delivery mechanism. Triferic has demonstrated that it safely and effectively delivers sufficient iron to the bone marrow and maintains hemoglobin, without increasing iron stores (ferritin). Rockwell intends to market Triferic to hemodialysis patients in the U.S. dialysis market and other major markets globally.

Rockwell’s FDA approved generic drug Calcitriol is for treating secondary hyperparathyroidism in dialysis patients. Calcitriol (active vitamin D) injection is indicated in the management of hypocalcemia in patients undergoing chronic renal dialysis. It has been shown to significantly reduce elevated parathyroid hormone levels. Reduction of PTH has been shown to result in an improvement in renal osteodystrophy.  Rockwell intends to market Calcitriol to hemodialysis patients in the U.S. dialysis market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. As one of the two major suppliers in the U.S., Rockwell’s products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream. Rockwell has three U.S. manufacturing/distribution facilities.

Rockwell’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell Medical is developing a pipeline of drug therapies, including extensions of Triferic for indications outside of hemodialysis. Please visit www.rockwellmed.com for more information.

Forward-Looking Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Rockwell’s intention to sell and market Calcitriol and Triferic, as well as the timing for any such activities. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, (including without limitation those set forth in Rockwell’s SEC filings), many of which are beyond our control, actual results could be materially different. Risks and uncertainties include: the timing for CMS approval of reimbursement for Triferic, and whether approval will be obtained; the timing for the appointment of a successor Chief Executive Officer; the timing for recommencement of trading on Nasdaq; and whether Rockwell can successfully execute on its business strategy. Rockwell expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Dan Katcher or Arielle Rothstein

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449